POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of John Jones, Sherwin Salar and Terrence O. Davis with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Cantor Fitzgerald Sustainable Infrastructure Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission. All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 11th day of March, 2024.

/s/ Douglas Barnard	Trustee
-	Douglas Barnard
Isl Ramona Heine	Trustee
-	Ramona Heine

/s/ Louis Zurita	Trustee
-	Louis Zurita